SUBLEASE AGREEMENT

THIS SUBLEASE AGREEMENT is made as of the 21st day of May 2014

BETWEEN:

IJUANA CANNABIS INC.

SUITE 1000 - 355 BURRARD ST. VANCOUVER, BRITISH COLUMBIA V6C 2G8

("iJuana")

AND:

ABATTIS BIOCEUTICALS CORP. SUITE 1000 - 355 BURRARD ST. VANCOUVER, BRITISH COLUMBIA V6C 2G8

("Abattis")

(iJuana and Abattis are hereafter collectively referred to as the "Subtenant")

AND:

CRIMSON OPPORTUNITIES LTD.

270 - 2906 WEST BROADWAY ST, VANCOUVER, BRITISH COLUMBIA V6K 2G8

(the "Sublandlord")

WHEREAS the Sublandlord has offered to lease ( "Lease") approximately 16,200 square feet of rentable area (the "Rentable Area") in a building on approximately 1.5 acres, located at 37601 Galbraith Avenue, Squamish, BC (the "Premises"), as more particularly set out in Schedule "A" hereto, pursuant to the terms of an offer to lease agreement (the "Offer to Lease Agreement") dated June 1, 2014, between the Sublandlord and BCR Properties Ltd. (the "Headlandlord"), a copy of which Offer to Lease Agreement is attached hereto as Schedule "B", which Offer to Lease Agreement shall be superseded by a formal lease agreement pursuant to the terms of the Offer to Lease. The Lease is for a term of five (5) years commencing on June 1, 2014 and expiring on May 31, 2019.

AND WHEREAS the Sublandlord wishes to sublease (the "Sublease") the Premises to the Subtenant upon the terms and conditions set out herein.

NOW THEREFORE, THIS SUBLEASE WITNESSES that in consideration of these premises, and other good and valuable consideration, and the mutual covenants hereinafter contained, the parties covenant and agree with one another as follows:

1. DEFINITIONS

Capital terms used herein and not otherwise defined shall have the meaning ascribed to such terms in the Offer to Lease Agreement.

2. TERM

Subject to the provisions hereof, the term of the Sublease shall commence on the 1st day of June 2014 (the "Commencement Date") and shall continue for a period of 5 years (the "Term") ending on May 31, 2019.

3. RENTABLE AREA OF PREMISES

The parties hereto agree that the Rentable Area of the Premises is approximately 16,200 square feet of rentable area in a building on approximately 1.5 acres, located at 37601 Galbraith Avenue, Squamish, BC.

4. RENT

The Subtenant hereby covenants and agrees to pay to the Sublandlord, or as the Sublandlord shall otherwise direct, in lawful money of Canada, net annual rent for the Premises (the "Annual Rent") for and throughout the Term as follows:

Period	Rate Per Annum Per Square Foot of Rentable Area
June 1, 2014 - May 31, 2019	$2.25 + GST

The Annual Rent shall be payable in advance in equal monthly installments.

Notwithstanding the above or below, the Subtenant shall be given the first four (4) months of the Lease as net free rent. The Subtenant shall be responsible for its proportionate share of property taxes and operating costs during this free rent period.

Upon the Offer to Lease becoming unconditional and binding, the Subtenant agrees to pay to the Sublandlord, or as the Sublandlord shall otherwise direct, in lawful money of Canada, a deposit of two (2) month's rent, plus GST, to be allocated to the first month's net rent, plus GST, and the balance to be held as a security deposit.

5. ADDITIONAL EXPENSES

In addition to the Annual Rent, the Subtenant shall be responsible for the payment of all of the Subtenant's proportionate share of property taxes and all operating expenses related to the Premises, which operating expenses shall include but not be limited to all utilities incurred on the Premises.

6. SUBTENANT'S WORK

The Subtenant accepts the Premises in an "as is" condition and agrees that, subject to obtaining the Headlandlord's prior approval, it shall, at its sole cost and expense, pay for any work that it requires to be done to the Premises. The Subtenant shall provide the Headlandlord with plans for any work that it intends to do to the Premises prior to any work commencing. It shall be the Subtenant's responsibility to secure all the necessary building permits and approvals required by the District of Squamish for any leasehold improvements. Such permits must be secured before any such work shall commence on the Premises.

7. USE OF PREMISES

The Premises shall be used only for the purposes of manufacturing of growing structures and for the cultivation and processing of Federally approved Medical Marijuana and other associated products or any other reasonable use allowable under the zoning bylaws, and the Subtenant shall not carry on business therefrom other than as set out herein, without the prior written consent of the Headlandlord, which consent shall not be unreasonably withheld or delayed.

8. SUBLANDLORD'S COVENANTS

The Sublandlord covenants and agrees with the Subtenant as follows:

(a)	upon payment by the Subtenant of the Annual Rent and other charges payable by the Subtenant pursuant to this Sublease Agreement and the performance, discharge and observance by the Subtenant of its obligations contained herein, the Subtenant shall be entitled to possess and enjoy the Premises for the Term, without any interruption or disturbance from the Sublandlord or any other person or persons lawfully claiming by, from or under it;

(b)	the Sublandlord shall comply with, perform, discharge and observe all of the terms, conditions, agreements, obligations and covenants, as required by the Offer to Lease Agreement;

(c)	that it shall take such commercially reasonably steps to cause to be performed all of the terms, covenants and conditions on the part of the Headlandlord to be observed and performed under the provisions of the Offer to Lease Agreement;

(d)	at the cost of the Subtenant, to enforce for the benefit of the Subtenant the covenants and obligations of the Headlandlord under the Offer to Lease Agreement to ensure that the Headlandlord observes and performs those covenants and obligations under the Offer to Lease Agreement (including, without limitation, the provision by the Headlandlord of any required service and the making of repairs) with respect to the Premises and to act reasonably in the exercise of any right that the Sublandlord has with respect to the Premises;

(e)	upon the Subtenant's reasonable request from time to time, to keep the Subtenant fully informed as to the status of actions of the Sublandlord and the Headlandlord's observance and performance of its obligations under the Offer to Lease Agreement that affect the Premises and provide copies of relevant documentation with respect thereto;

(f)	to promptly provide to the Subtenant with copies of all notices received by the Sublandlord from the Headlandlord in respect of the Offer to Lease Agreement that affect the Premises; and

(g)	at the cost of the Subtenant in accordance with the Offer to Lease Agreement, to provide reasonable assistance to the Subtenant in obtaining any approvals or consents from the Headlandlord that are required by the Subtenant from time to time under the Offer to Lease Agreement and to give any notices that are reasonably requested to be given in respect of the Premises.

9. SUBTENANT'S INSURANCE

All insurance required to be obtained by the Sublandlord pursuant to the Offer to Lease Agreement in respect of the Premises shall be obtained by the Subtenant at its sole cost and shall name both the Headlandlord and the Sublandlord as additional insureds in each instance the Headlandlord is required to be so named pursuant to the Offer to Lease Agreement. Where any insurer is required by the provisions of the Offer to Lease Agreement to provide the Headlandlord with any notice regarding such insurance, including any notice of cancellation, lapse, non-renewal or material change adverse to the interests of the Headlandlord, such insurance shall require the insurer to provide similar notice to the Sublandlord. The Subtenant shall provide the Sublandlord and the Headlandlord with certificates setting out the particulars of such policy, prior to taking possession of the Premises and from time to time thereafter upon request by either the Headlandlord or the Sublandlord.

10. NET SUBLEASE

The Subtenant hereby acknowledges, confirms and agrees that it is the intention of the Sublandlord and the Subtenant that, except as expressly set out herein, this Sublease Agreement shall be a completely net Sublease for the Sublandlord and that, subject to the provisions contained in the Sublease Agreement, the Sublandlord shall not be responsible during the Term for any obligations, losses, charges, expenses, or outlays of any nature and kind whatsoever arising from or relating to the Subtenant's use and occupation of the Premises or the contents thereof and that the Subtenant shall pay all charges, impositions and expenses of every kind and nature relating to its use and occupation of the Premises and covenants with the Sublandlord accordingly, except in the case of gross negligence on behalf of the Sublandlord. The Subtenant further acknowledges and agrees that the Sublandlord shall have all rights and remedies against the Subtenant in respect of this Sublease as though the Sublandlord was the Landlord named in the Offer to Lease Agreement and the Subtenant was the Tenant named in the Offer to Lease Agreement, mutatis mutandis, subject to the matters which are expressly dealt with in this Sublease Agreement.

11. REPRESENTATIONS AND WARRANTIES OF THE PARTIES.

Each of iJuana and Abattis hereby represents and warrants to the Sublandlord as follows:

(a)	each of iJuana and Abattis is a corporation duly incorporated and validly existing and, with respect to the filing of annual reports, in good standing under the laws of the Province of British Columbia, and has all the requisite corporate capacity and authority to enter into this Sublease Agreement and to perform its obligations under this Sublease Agreement and to carry on its business and to own, lease and operate its business assets;

(b)	all necessary or required corporate measures, proceedings and actions of the directors and shareholders of each of iJuana and Abattis have been taken to authorize and enable each of them to enter into and deliver this Sublease Agreement and to perform each of their obligations hereunder;

(c)	this Sublease Agreement has been duly executed and delivered on behalf of each of iJuana and Abattis and constitutes a legal, valid and binding obligation of each of them enforceable against each of them in accordance with its terms, except as may be limited by laws of general application affecting the rights of creditors;

(d)	the performance of this Sublease Agreement and the completion of the transactions contemplated by this Sublease Agreement shall not conflict with the constatuting documents of either of iJuana or Abattis; and

(e)	the foregoing representations and warranties are made by each of iJuana and Abattis with the knowledge and expectation that the Sublandlord is placing complete reliance thereon. Such reliance shall not be affected by any investigation or examination conducted by the Sublandlord or its representatives before or after the date of this Sublease Agreement.

The Sublandlord hereby represents and warrants to each of iJuana and Abattis as follows and acknowledges that each of iJuana and Abattis is relying on such representations and warranties in connection with the transactions contemplated hereby:

(a)	the Sublandlord is a corporation duly incorporated and validly existing and, with respect to the filing of annual reports, in good standing under the laws of the Province of British Columbia, and has all the requisite corporate capacity and authority to enter into this Sublease Agreement and to perform its obligations under this Sublease Agreement and to carry on its business and to own, lease and operate its business assets;

(b)	all necessary or required corporate measures, proceedings and actions of the directors and shareholders of the Sublandlord have been taken to authorize and enable it to enter into and deliver this Sublease Agreement and to perform its obligations hereunder;

(c)	this Sublease Agreement has been duly executed and delivered on behalf of the Sublandlord and constitutes a legal, valid and binding obligation of the Sublandlord enforceable against it in accordance with its terms, except as may be limited by laws of general application affecting the rights of creditors;

(d)	the performance of this Sublease Agreement and the completion of the transactions contemplated by this Sublease Agreement shall not conflict with the Sublandlord's constating documents or, to the best of the Sublandlord's knowledge, of any agreement (including the Offer to Lease Agreement) to which the Sublandlord is a party, and shall not violate any applicable securities laws or give any person any right to terminate or cancel any agreement or any right, license or other benefit enjoyed by the Sublandlord;

(e)	the Offer to Lease Agreement has been duly executed and delivered on behalf of the Sublandlord and constitutes a legal, valid and binding obligation of the Sublandlord enforceable against it in accordance with its terms, except as may be limited by laws of general application affecting the rights of creditors;

(f)	the Offer to Lease Agreement is in good standing and all terms and conditions of the Offer to Lease Agreement remain in good standing and in full force and effect; and

(g)	the foregoing representations and warranties are made by the Sublandlord with the knowledge and expectation that the Subtenant is placing complete reliance thereon. Such reliance shall not be affected by any investigation or examination conducted by the Subtenant or its representatives before or after the date of this Sublease Agreement.

12. SURVIVAL OF REPRESENTATIONS AND WARRANTIES

The representations and warranties made by the parties and contained in this Sublease Agreement shall continue in full force and effect for the benefit of the respective party or parties, as applicable, for a period of three years from the date of this Sublease Agreement; except that any claim which is based upon or relates to an intentional misrepresentation or fraud by the Sublandlord may be brought anytime.

13. EXPENSES

Each party shall be responsible for its own legal and other fees and other charges incurred in connection with the preparation of this Sublease Agreement, all negotiations between the parties and the consummation of the transactions contemplated hereby.

14. OPTION TO PURCHASE

The Sublandlord hereby transfers and assigns to the Subtenant all of its rights and title to the option to purchase granted by the Headlandlord to the Sublandlord pursuant to section 15 of the Offer to Lease Agreement. Accordingly, pursuant to the terms of section 15 of the Offer to Lease Agreement and the transfer and assignment set out herein, during the first year of the Term, the Subtenant shall have the option to purchase the Premises , PID 027-517‐772 and 013‐358‐316, at a price of Two Million Four Hundred Thousand Dollars ($2,400,000).

15. DEFAULT

In addition to the rights and remedies of the Sublandlord at law or as contained in the Offer to Lease Agreement, the parties agree that if the Subtenant is in default of any of its covenants hereunder, the Sublandlord may take such steps and do or cause to be done such things as may be necessary, to remedy and correct the defaults and may thereupon charge its total reasonable costs and expenses incurred in respect thereof to the Subtenant.

16. CONDITION PRECEDENT

This Sublease Agreement is conditional upon: (i) the Headlandlord's senior management's approval of the Offer to Lease pursuant to section 13 of the Offer to Lease Agreement; and (ii) the Sublandlord confirming its use is acceptable by the District of Squamish and receiving its Board of Directors' approval pursuant to section 14 of the Offer to Lease Agreement.

17. GENERAL
(a)	Each of the parties acknowledges that it has read, understands and agrees with all of the provisions of this Sublease Agreement, and acknowledges that it has had the opportunity to obtain independent legal advice with respect thereto.

(b)	Other than the Offer to Lease Agreement as between the Sublandlord and the Headlandlord, this Sublease Agreement constitutes the entire agreement among the parties hereto and supersedes all prior agreements, representations, warranties, statements, promises, information, arrangements and understandings, whether oral or written, express or implied, with respect to the subject matter hereof.

(c)	No amendment, modification or supplement to this Sublease Agreement shall be effective unless provided in writing and signed by all the parties hereto and, where applicable, approved by all necessary governmental regulatory authorities.

(d)

Each of the parties to this Sublease Agreement shall from time to time at the other's request and expense and without further consideration, execute and deliver such other instruments of transfer, conveyance and assignment and take such further action as the other may reasonably require to give effect to any matter provided for herein.

(e)	In the event that any provision or part of this Sublease Agreement is determined by any court or other judicial or administrative body to be illegal, null, void, invalid or unenforceable, that provision shall be severed to the extent that it is so declared and the other provisions of this Sublease Agreement shall continue in full force and effect.

(f)	This Sublease Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein, excluding the conflict of laws principles thereof and without reference to the laws of any other jurisdiction.

(g)	The parties to this Sublease Agreement irrevocably and unconditionally consent to and submit to the exclusive jurisdiction of the courts of the Province of British Columbia for any actions, suits or proceedings arising out of or relating to this Sublease Agreement or the matters contemplated hereby. The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Sublease Agreement or the matters contemplated hereby in the courts of the Province of British Columbia and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such applicable courts, as the case may be, that any such action, suit or proceeding so brought has been brought in an inconvenient forum.

(h)	This Sublease Agreement shall accrue to the benefit of and be binding upon each of the parties to this Sublease Agreement and their respective heirs, executors, administrators, successors and assigns, provided that this Sublease Agreement shall not be assigned by any one of the parties without the prior written consent of the other parties.

(i)	Time shall be of the essence hereof.

(j)	Any notice required or permitted to be given hereunder shall be in writing and shall be duly and properly given and received if delivered, sent by facsimile or sent by electronic transmission by e‐mail, in each case addressed to the intended recipient at its respective address appearing below (or at such other address as a Party may from time to time designate by notice in writing to the other parties, in accordance with this section), and any such notice shall be deemed to have been given and received, if delivered, when delivered to such address, and if sent by facsimile or e‐mail, on the next Business Day after the transmission of the same:

To each of iJuana and Abattis:

Attention: President

Suite 1100 - 736 Granville Street

Vancouver, British Columbia V6Z 1G3

E‐mail: mike.withrow@abattis.com

To the Sublandlord:

Attention: President

CRIMSON OPPORTUNITIES LTD.

270 - 2906 West Broadway St. Vancouver, British Columbia V6K 2G8

E-Mail: rdavidmgt@gmail.com

(k)	This Sublease Agreement may be executed in several counterparts (by original or facsimile or pdf email signature), each of which when so executed shall be deemed to be an original and each of such counterparts, if executed by each of the parties, shall constitute a valid and enforceable agreement among the parties.

SIGNATURE PAGE FOLLOWS

Dated the 21st  day of May, 2014

IJUANA CANNABIS INC. /s/ Mike Withrow	CRIMSON OPPORTUNITIES LTD. /s/ Rene David
Authorized Signatory Print Name: Mike Withrow	Authorized Signatory Print Name: Rene David
ABATTIS BIOCEUTICALS CORP. /s/ Mike Withrow
Authorized Signatory Print Name: Mike Withrow

SCHEDULE "A"

THE PLAN

SCHEDULE "B"

COPY OF OFFER TO LEASE AGREEMENT DATED JUNE 1, 2014 BETWEEN

CRIMSON OPPORTUNITIES LTD. AND BCR PROPERTIES LTD.